OEM REMARKETING AGREEMENT
        THIS OEM REMARKETING AGREEMENT (this "Agreement") is effective as of the 27 day of March, 2006, by and between MedWisdom Inc., a Delaware corporation
  ("MedWisdom"), and TotalMed Systems, Incorporated, a
Florida corporation (hereinafter "TotalMed").

RECITALS

WHEREAS, MedWisdom has developed its MD2005 medical practice management computer software (customized to brand the software "TotaIPM") and certain related software (the "MedWisdom Software"), all of which MedWisdom is willing to provide to TotalMed on the terms and conditions set forth herein; and

      WHEREAS, MedWisdom has developed its
ChiroWisdom medical practice management
computer software designed for the chiropractic market(customized to brand the software
"TotalChiroPM") and certain related software
(the "MedWisdom Software"), all of which MedWisdom is willing to provide to TotalMed on the terms and conditions set forth herein; and

      WHEREAS, TotalMed intends to combine
such Software with other software programs to create the "TotaIPM Software" and to market such TotalPM Software to end-users.

      NOW, THEREFORE, in consideration of the
premises hereof, and the mutual obligations herein made and undertaken, the parties hereto agree as follows:

Section 1.
DEFINITIONS.

      For the purposes of this Agreement, the
definitions set forth in this Section shall apply to the respective capitalized terms:

       1.1. 	"End-User" means a prospective
customer of TotalMed to whom TotalMed offers
TotalMed Products for use in the regular course of such customer's business and not for resale.

       1.3. 	"End-User License Agreement" means
the form of agreement to be entered into between TotalMed and each End-User, which grants the End-
User the right and license to use the MedWisdom
Software together with any additional software programs provided by TotalMed, as part of an TotalMed Product. Each End-User License
Agreement shall prohibit the End-User from any copying of the MedWisdom Software, from any transfer of any MedWisdom Software to any third parties, and from any reverse-compiling, reverse-assembly, or reverse-engineering of the MedWisdom
Software from the Object Code in which they are distributed to End-Users.

       1.4. 	"Enhancement(s)" means computer
program modifications or additions, other than Maintenance Modifications, that may be integrated with the MedWisdom Software or offered separately by MedWisdom and that alter the functionality of the MedWisdom Software or add new functions thereto.

       1.5.	"Error" means a defect in the MedWisdom
Software that prevents it from
functioning in substantial conformity with the published specifications pertaining thereto.

       1.6.	"Maintenance Modification(s)" means computer
software changes to be
integrated with the MedWisdom Software to correct any Errors therein, but that do not alter the functionality of the MedWisdom Software or add new functions thereto.

       1.7.	"Marketing Territory" means the United States
of America.

       1.8.	"MedWisdom Software" has the meaning given
to it in the recitals to this
Agreement and shall include all
Maintenance Modifications and
Enhancements thereto. MedWisdom Software shall include a version of the MD 2005 software that will permit TotalMed to run such software on its computer servers and offer it to End-Users as an application service provider.

       1.9. 	"Obiect Code" means computer
programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling, or reverseengineering.

       1.10. 	"TotalMed Products" means one or
more combinations of the MedWisdom
Software and computer software
independently developed or procured by
TotalMed, to be offered by TotalMed,
together with related services, to End-
Users.

Section 2.
TOTALMED CERTIFICATION.

TotalMed hereby certifies and agrees that, in consideration of the benefits of this Agreement, including the discounts granted to TotalMed with respect to the MedWisdom
Software, TotalMed will add significant value to, and enhance the functionality and/or capability of, the MedWisdom Software by combining the MedWisdom Software with other or computer software programs to produce TotalMed
Products, and shall offer such TotalMed
Products and related services, including
(without limitation) training, installation assistance, and other forms of customer support. TotalMed further certifies and agrees that it will market the MedWisdom Software solely as part of TotalMed Products and that TotalMed Products will be marketed by TotalMed for its own account in the normal course of its business solely to End-Users having no affiliation or control relationship with
TotalMed. In the event that any of the
foregoing representations and undertakings prove untrue at any time during the term of this Agreement, MedWisdom shall have the right to terminate this Agreement as to any or all further shipments to TotalMed or as to any or all further copying and distribution of MedWisdom
Software (including any derivative works thereof) by TotalMed in the manner prescribed in Section 16 hereof.

Section 3.
MEDWISDOM'S RESPONSIBILITIES.
Subject to the terms and conditions of this Agreement, MedWisdom shall:

       3.1.	Grant TotalMed the rights and licenses in the
MedWisdom Software as set forth
in Section 5 hereof;

      3.2.	Provide technical support for the MedWisdom
Software as set forth in Section 8
hereof;

      3.3.	Provide TotalMed's sales, helpdesk and
technical staff with training as set forth in
Section 8.1.1.

       3.4.	Warrant the MedWisdom Software as set forth
in Section 14 hereof;

       3.5.	Indemnify TotalMed as set forth in Section
15 hereof and

       3.6.	Offer to TotalMed Enhancements to the
MedWisdom Software sufficient to
satisfy applicable regulatory requirements.

      3.7. 	Offer to TotalMed Enhancements to
the MedWisdom Software on terms no less
favorable than those offered to any other similarly situated reseller.

Section 4.

TOTALMED'S RESPONSIBILITIES.

Subject to the terms and conditions of this Agreement, TotalMed shall:

      4.1. 	Combine the MedWisdom Software
with other computer software programs
independently developed or procured by
TotalMed to create TotalMed Products;

      4.2.	Market, sell, and deliver TotalMed Products
to End-Users in the Marketing
Territory;

      4.3. Present the End-User License Agreement to all prospective customers, obtain duly executed copies of the End-User License
Agreement from each End-User prior to delivery of the MedWisdom Software as part of any TotalMed
Products, and forward one copy of each
End-User License Agreement to MedWisdom promptly after its signing;

       4.4.	Provide training regarding the TotalMed
Products (including the MedWisdom
Software) to End-Users;

       4.5.	Provide technical support for TotalMed Products
to End-Users as set forth in
Section 8 hereof;

       4.6.	Protect MedWisdom's proprietary rights in
the MedWisdom Software as set forth
in Section 6 hereof;

       4.7.	Grant MedWisdom security interests and
assist in their perfection as set forth in
Section 10 hereof; and

      4.8.	Provide reseller exemption certificates to
MedWisdom as set forth in Section 11
hereof.

Section 5.

LICENSES GRANTED.

      5.1. 	MedWisdom hereby grants to TotalMed a
nonexclusive, nontransferable right and license to copy and to distribute copies of MedWisdom
Software, in Object Code only, for use as part of TotalMed Products, to End-Users who have duly executed an End-User License
Agreement in the Marketing Territory during the term of this Agreement. No modification or preparation of derivative works of the MedWisdom Software whatsoever is permitted.

       5.2. 	MedWisdom further grants to TotalMed
a nonexclusive, nontransferable right and license to use the MedWisdom Software, in Object
Code only, for marketing and demonstration purposes and for the training of customers.

Section 6.

CONFIDENTIALITY OF INFORMATION; PROTECTION AND SECURITY.

       6.1. 	TotalMed shall use all reasonable
efforts to protect and defend the proprietary nature of the MedWisdom Software, including
Enhancements and any derivative works of the MedWisdom Software. Except as expressly provided otherwise in this Agreement,
TotalMed shall not copy, modify, transcribe, store, translate, sell, lease, or otherwise transfer or distribute any of the MedWisdom
Software, including Enhancements, in whole or in part, without explicit prior authorization in writing from MedWisdom.

      6.2. 	All MedWisdom. Software incorporated
into TotalMed Products shall be marked with such copyright, patent, or other notices, proprietary legends, or restrictions as
MedWisdom may require.

Section7  EXPENSES.

It is expressly understood and agreed that MedWisdom is under no obligation or requirement to reimburse TotalMed for any expenses or costs incurred by Totalled in the performance of its responsibilities under this Agreement. Any costs or expenses incurred by TotalMed shall be at TotalMed's sole risk and upon its independent business judgment that such costs and expenses are appropriate.

Section 8.

TRAINING; TECHNICAL SUPPORT.

8.1.	By MedWisdom:

8.1.1. MedWisdom shall provide initial
technical support and training to
TotalMed's sales, helpdesk and technical personnel, with respect to the MedWisdom Software.
Such training shall not exceed 80 person-hours by MedWisdom's personnel during the threemonth period following the effective date of this Agreement. If additional training is needed in excess of such 80 person-hours, TotalMed will pay to MedWisdom
$75.00 per person'-hour such training. All such training and support shall be performed at TotalMed's El Paso, TX facility unless another site is mutually agreed upon.
TotalMed shall pay all expenses of its
personnel, including travel, food, and lodging, incident to such training. TotalMed shall promptly reimburse MedWisdom for all reasonable and documented expenses of its personnel, including travel, food, and lodging, incident to such training.

8.1.2. MedWisdom shall provide TotalMed with commercially reasonable technical support with respect to any technical issues with respect to the MedWisdom Software.

8.1.3. MedWisdom will provide
End-Users with level 2 and level 3 helpdesk support, as such terms are defined in Exhibit A to this Agreement.

8.2.     TotalMed shall provide End-Users with
"level 1 helpdesk support", as such term is defined in Exhibit A to this Agreement, and all other necessary maintenance, training, and support. Such services shall include, without limitation, the following:

8.2.1. Technical training regarding
installation and operation of the TotalMed
Products;

8.2.2. Consulting support at End-
User site(s) regarding proper utilization, and optimization of use, of the TotalMed
Products; and

8.2.3. Telephone hotline support during
normal business hours; and

8.2.4. Distribution and application of
Maintenance Modifications and
Enhancements.

Section 9. TITLE.

      Title to the MedWisdom Software,
including any Enhancements, shall at all times remain and vest solely with MedWisdom. TotalMed agrees that it will not claim or assert title to any such materials or attempt to transfer any title to End-Users or any third parties-

Section 10.

SECURITY INTEREST.

      Since the MedWisdom software is being
installed on TotalMed servers, TotalMed hereby grants MedWisdom, and MedWisdom hereby reserves, a purchase money security interest in and to all license rights in the MedWisdom
Software, including any Enhancements, delivered to TotalMed under this Agreement from time to time, as security for the payment and performance by TotalMed of all its obligations and liabilities to MedWisdom under this Agreement.

TotalMed agrees to assist and cooperate fully with MedWisdom in the perfection and enforcement of such security interest.

Section 11.

RESELLER EXEMPTION CERTIFICATION.

      TotalMed hereby certifies that it either holds or will acquire prior to offering for resale a valid Reseller Exemption Certificate issued by each taxing jurisdiction or entity in the Marketing

Territory where such certificate is required as a condition for the avoidance of applicable sales or use taxes, covering any software to be licensed or sublicensed under this Agreement.
Prior to any shipment of TotalMed Products under this Agreement, TotalMed will provide
MedWisdom with a copy of each such certificate, thereby entitling TotalMed to be treated by MedWisdom as exempt from collection of tax on such TotalMed Products in each jurisdiction or entity from which a certificate is obtained. TotalMed shall promptly notify MedWisdom of any additions, deletions, or changes to such certificates. TotalMed shall indemnify and hold harmless
MedWisdom from and against any taxes, duties, tariffs, or other assessments levied by or on behalf of any taxing jurisdiction or entity that fails to issue, or disputes the validity or coverage of, any such exemption certificates.

Section 12.

MINIMUM PAYMENT LEVEL; INSURANCE.

      12.1. TotalMed shall use all reasonable
efforts to attain a goal of $900 (after
application of available discounts) in minimum monthly aggregate payments to MedWisdom pursuant to

Section 13. MedWisdom shall be entitled, in its discretion, to terminate this Agreement pursuant to Section 16 hereof if TotalMed fails to attain such goal for any [three] consecutive months. The initial three consecutive month minimum does not betzin until TotalMed training and software implementation is complete.

12.2. TotalMed shall procure and maintain liability insurance, including product liability insurance, in the amount of at least
$3,000,000, naming MedWisdom as a co-payee upon loss. Evidence of such insurance shall be furnished to MedWisdom prior to the effective date of this Agreement.

Section 13. PAYMENT.

13.1. 	On the effective date of this Agreement,
TotalMed shall pay to MedWisdom
$30,000.00 of immediately available funds. In addition, TotalMed shall pay to MedWisdom an additional $20,000.00 of immediately available funds not more than 30 days following
TotalMed's receipt from End-Users of aggregate license fees, ongoing maintenance fees and other fees payable under the End-User License
Agreement in respect of the MedWisdom Product in the amount of $200,000. Such payments shall be in addition to the payments required to be made by TotalMed to MedWisdom pursuant to Section
13.2.

13.2. TotalMed shall collect from End-Users and pay over to MedWisdom not more than 30 days following TotalMed's receipt of such funds, 60% of the ASP Subscription fees and License Fees (if applicable) payable under the End-User License Agreement in respect of the MedWisdom Product and other fees payable under the End-User License Agreement in respect of the MedWisdom Product. Unless otherwise agreed in writing by TotalMed and MedWisdom, the MedWisdom Product shall be priced pursuant to Exhibit B. Each such payment shall be accompanied by a written report that details which End-User License Agreements such payments relate to, the portion of other fees received by TotalMed and the amount of such fees included in such payment by TotalMed to MedWisdom.
MedWisdom shall have the right to inspect, or have inspected, during regular business hours and in a commercially reasonable manner, the accounts and records of TotalMed that do, or could potentially, impact the calculation of the payments required under this Agreement.

Section 14.
LIMITED WARRANTY.

       14.1. 	MedWisdom's warrants, solely for
the benefit of TotalMed, that the MedWisdom
Software will operate in substantial
conformity with any published specifications pertaining thereto during the term of this Agreement.

      14.2. The exclusive remedy of TotalMed
and of any End-User against MedWisdom for breach of any of the limited warranty set forth in Section 14.1 shall be to seek repair or replacement of the affected MedWisdom
Software, and, if such repair or replacement is not effected after reasonable notice and opportunity for remedial action by MedWisdom, to obtain repayment of any sales price or royalty fee paid to MedWisdom for the MedWisdom Software.

      14.3. EXCEPT AS SET FORTH IN THIS SECTION
14, MEDWISDOM DISCLAIMS ALL OTHER WARRANTIES,
EXPRESS OR IMPLIED, INCLUDING, WITHOUT
LIMITATION, ANY WARRANTIES AS TO THE
SUITABILITY OR MERCHANTABILITY OR FITNESS FOR
ANY PARTICULAR PURPOSE OF ANY PRODUCTS OR PROGRAMS
FURNISHED HEREUNDER OR FOR ANY TOTALMED
PRODUCTS PREPARED BY TOTALMED. IN NO EVENT
SHALL MEDWISDOM BE LIABLE FOR ANY LOST OR
ANTICIPATED PROFITS, OR ANY INCIDENTAL,
EXEMPLARY, SPECIAL, OR
CONSEQUENTIAL DAMAGES, REGARDLESS OF WHETHER
MEDWISDOM WAS ADVISED OF THE POSSIBILITY OF
SUCH DAMAGES.

Section 15.

INDEMNIFICATION.

15.1.	By MedWisdom:

             15.1.1. MedWisdom hereby
indemnifies and holds harmless TotalMed from and against any claims, actions, or demands alleging that the MedWisdom Software infringes any patent, trademark, copyright, or other intellectual property right of any third party. TotalMed shall permit MedWisdom to replace or modify any affected MedWisdom
Software to avoid infringement, or to procure the right for TotalMed to continue use and remarketing of such items. If neither of such alternatives is reasonably possible, the infringing items shall be returned to MedWisdom and MedWisdom's sole liability shall be to refund amounts paid therefor by TotalMed. MedWisdom shall have no obligation hereunder for or with respect to claims, actions, or demands alleging infringement that arise by reason of combination of noninfringing items with any items not supplied by MedWisdom.

             15.1.2. MedWisdom further
indemnifies and holds harmless TotalMed from and against any claims, actions, or demands arising out of a breach by MedWisdom of the limited warranty set forth in Section 14.1.
The foregoing indemnity shall not apply to claims, demands, or actions arising alterations or additions to the MedWisdom Software made by or on behalf of TotalMed or any End-User.

      15.2. TotalMed hereby indemnifies and
holds harmless MedWisdom from and against any and all claims, actions, or demands arising with respect to any TotalMed Products, with the sole exception of those matters for which MedWisdom bears responsibility under Section
15.1 hereof.

       15.3. 	The foregoing indemnities are
conditioned on prompt written notice of any claim, action, or demand for which indemnity is claimed; complete control of the defense and settlement thereof by the indemnifying party; and cooperation of the other party in such defense.

Section 16.

TERMINATION.

       16.1. 	MedWisdom may terminate this
Agreement if TotalMed at any time fails to comply with the certification required under Section 2 hereof.

      16.2. MedWisdom may terminate this
Agreement for failure of TotalMed to attain the minimum monthly purchase goals set forth in
Section 12 hereof for any [three] consecutive months.

       16.3. 	Should either party commit a
material breach of its obligations
hereunder, or should any of the
representations of either party in this
Agreement prove to be untrue in any material respect, the other party may, at its option, terminate this Agreement, by providing 30 days' written notice of termination, which notice shall identify and describe the basis for such termination. If, prior to expiration of such period, the defaulting party cures such default, termination shall not take place.

16.4. Either party hereto may, at its option and without notice, terminate this
Agreement, effective immediately, should the other party hereto (a) make a general assignment for the benefit of creditors; (b) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (c) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (d) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (e) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

16.5. Termination of this Agreement shall not relieve either party of the obligations incurred hereunder pursuant to Sections 6, 10, 11 and 13-18 hereof, which Sections shall survive such termination.

16.6. On termination of this Agreement, TotalMed shall, at MedWisdom's option,
(a) return to MedWisdom all MedWisdom Software delivered to TotalMed, including all copies thereof, and (b) dispose of any remaining
TotalMed Products that includes the MedWisdom
Software.

Section 17.

LIMITATION OF REPRESENTATIONS AND USE OF NAME BY
TOTALMED.

17.1. 	TotalMed shall make no representations
concerning MedWisdom, the
MedWisdom Software, including any Maintenance
Modifications or Enhancements, except as set forth in the printed documentation approved by MedWisdom. TotalMed shall not reproduce, reference, distribute, or utilize any trade name or trademark of MedWisdom, except solely for purposes of identifying MedWisdom's products and programs, without the prior written approval of MedWisdom.

      17.2. TotalMed shall submit to MedWisdom for approval, prior to use, distribution, or disclosure, any advertising, promotion, or publicity in which the trade name or trademarks of the MedWisdom are used, or which is otherwise undertaken pursuant to this Agreement.

MedWisdom shall have the right to require, at its discretion, the correction or deletion of any misleading, false, or objectionable material from any such advertising, promotion, or publicity.

Section 18.

INDEPENDENT CONTRACTOR STATUS.

      TotalMed is an independent contractor
under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto with the sole exception that TotalMed acts as a licensing agent of MedWisdom with respect to MedWisdom Software as provided herein. TotalMed shall have no authority to enter into agreements of any kind on behalf of MedWisdom and shall have no power or authority to bind or obligate MedWisdom in any manner to any third party.

Section 19.

COMPLIANCE WITH LAW.

      TotalMed shall comply with all
applicable laws and regulations of
governmental bodies or agencies in its
performance under this Agreement.

Section 20.

NO ASSIGNMENT.

      TotalMed represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party, and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of MedWisdom.

Section 21.

NOTICES.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. mail as registered mail, return receipt requested, postage prepaid, and addressed to the party at the address set forth on the signature page hereto, unless by such notice a different address shall have been designated in writing.

Section 22.

GOVERNING LAW.

       All questions concerning the validity,
operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of New York with reference to the conflict of law provisions thereof.

Section 23.

NO WAIVER.

Neither party shall by mere lapse of time without giving notice or taking other action hereunder be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Furthermore, the waiver by either party of a particular breach of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

Section 24.

FORCE MAJEURE.

      Neither party shall be in default if
failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotions, strikes, labor disputes, and governmental demands or requirements.

Section 25.

SEVERABILITY.

      If any provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby.

Section 26.

NO CONFLICT OF INTEREST.

TotalMed represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements, nor will it enter into any other agreements, that would render it incapable of satisfactorily performing its obligations hereunder, or place it in a position of conflict of interest, or be inconsistent or in conflict with its obligations hereunder.

Section 27.

SCOPE OF AGREEMENT.

Each of the parties hereto acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive state of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating thereto. This Agreement may be amended only by a writing that refers to this Agreement and is signed by both parties.

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[SIGNATURE PAGE FOLLOWS]



II






      IN WITNESS WHEREOF, the parties have
caused this Agreement to be duly executed by their authorized representatives as set forth below:

MEDWISDOM INC.

By: /s/ Alex Alexander,  Chief Executive Officer
Address:	2732 Transit Rd
                West Seneca, NY 14224



TOTALMED SYSTEMS, INCORPORATED


By: /S/ James Sterling
Name  James Sterling
Title Secretary
Address:





BFLO Doc. N 1541734.2

[SIGNATURE PAGE TO OEM RESELLER AGREEMENT]

                                          Exhibit A
                                    HELPDESK SUPPORT
Definitions:

Level 1- Must be skilled to enable a first-call resolution of 85% or greater. These calls are high level in nature relating to functionality of the practice management system, printing issues, and/or database data maintenance issues.

Level 2 - Typically, these are complex
billing related questions relating to
insurance claim rejection, discovery of
specific data entry error, correction of error, and resubmission of corrected claim. Ideally, this position is a certified health care claim coder.

Level 3 - These are questions on practice management system functionality where the system is not functioning as intended or where specific enhancements are requested. These questions will come from the Level 2 Help Desk representative and will be documented and researched as to whether they are to be included in an enhancement list to be implemented in a future release of the software or whether it is a "Hot-Fix" that needs to be implemented immediately. A Hot-Fix is defined as an issue that is preventing a customer from getting paid by an insurance company.

Exhibit B
This pricing may change from time to
time when mutually agreed to by
MedWisdom & TotalMed.